UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2018

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2018, Aldagen, Inc. (“Aldagen”), a wholly owned subsidiary of Nuo Therapeutics, Inc., entered into a first amendment (the “Amendment”) to the existing license agreement (the “License Agreement”) with STEMCELL Technologies Canada, Inc. (previously known as STEMCELL Technologies, Inc.) (“STEMCELL”) to provide for the buyout by STEMCELL of the remaining royalty obligations under the License Agreement in exchange for a payment of $195,000. Upon receipt of the payments of $100,000 by October 31, 2018 and $95,000 by December 15, 2018, STEMCELL will have a fully paid up, irrevocable and royalty free license to the intellectual property under the License Agreement for the Aldeflour product currently sold by STEMCELL. Aldagen additionally agreed to the transfer of the Aldeflour trademark to STEMCELL upon receipt of the final payment described above.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the full text , attached as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	First Amendment to License Agreement between Aldagen, Inc. and STEMCELL Technologies Canada, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and Chief Financial Officer

Date: October 2, 2018